Exhibit 99.1

Ventas Reports 2018 Fourth Quarter and Full Year Results

CHICAGO--(BUSINESS WIRE)--February 8, 2019--Ventas, Inc. (NYSE: VTR) today announced its results for the fourth quarter and full year ended December 31, 2018.

“Ventas extended its two decade track record of sustained excellence in 2018, highlighted by delivering positive total return to shareholders, increasing our dividend and continuing to invest in our future growth. We also expanded our forward university-based research and innovation development pipeline to over $1.5 billion, enhanced our financial strength and flexibility, harvested proceeds from profitable investments and added high-quality assets to our portfolio,” said Debra A. Cafaro, Ventas Chairman and CEO.

“As a result of these successful activities, we enter 2019 with a strong foundation. We are sharply focused on returning to year-over-year growth, and we expect 2019 to be the pivot year in our transition. Our collaborative and cohesive team is committed to delivering growth across our diversified businesses segments,” Cafaro added.

2018 and Fourth Quarter Performance

  Net income attributable to common stockholders per diluted share for the full year 2018 was $1.14 compared to $3.78 in 2017. The change from 2017 results was largely due to the following factors: i) the cumulative net impact of asset dispositions and resulting lower property income, in addition to higher gains on real estate dispositions in 2017 of $1.87 per share due to such disposition activity; ii) $0.17 per share of higher debt extinguishment costs associated with proactively refinancing near-term debt to manage future interest rate risk and extend the Company’s debt maturity schedule; and iii) $0.15 per share of higher natural disaster expenses in 2018 principally due to non-cash impairments. For the fourth quarter 2018, net income attributable to common stockholders per diluted share was $0.17 compared to $1.09 in the same period in 2017. The main drivers of the year-over-year change in fourth quarter 2018 results were the same as those listed above.
  Reported FFO per share, as defined by the National Association of Real Estate Investment Trusts (“Nareit FFO”) for the full year 2018 was $3.64 compared to $4.22 in 2017. The change from 2017 results was principally due to the factors set forth above for net income, excluding gains on sale of real estate. Fourth quarter 2018 Nareit FFO per share was $0.81 compared to $1.13 in the same period in 2017.
  The Company’s fourth quarter and full year 2018 per share net income attributable to common stockholders and Nareit FFO are consistent with the Company’s previously published expectations, excluding the fourth quarter impact of natural disasters that affected several of the Company’s properties and increased non-cash impairments during the quarter and year. The Company believes there is sufficient insurance coverage to mitigate the impact of these natural disasters, and any recoveries will be recognized in future periods, although there can be no assurance regarding the amount or timing of any such recoveries.
  Normalized Funds From Operations (“FFO”) per share for the full year 2018 was $4.07 compared to $4.16 in 2017. The change from 2017 was principally due to the cumulative net impact of asset dispositions and resulting lower property income. Fourth quarter normalized FFO per diluted common share was $0.96 compared to $1.03 in the same period in 2017.
  For the full year 2018, the Company’s same-store total property portfolio (1,041 assets) cash net operating income (“NOI”) grew 1.2 percent compared to 2017, above the midpoint of the Company’s published guidance range of 0.75 to 1.5 percent.
  For the fourth quarter 2018, the Company’s same-store total property portfolio (1,064 assets) cash NOI grew 0.2 percent compared to the same period in 2017.
  Same-store cash NOI growth by segment for the full year and fourth quarter 2018 is as follows:
	2018 Same-Store Cash NOI
	Full Year 2018	Q4 2018
	Reported Growth	Reported Growth

Triple-Net (“NNN”)	3.6%	2.1%
Seniors Housing Operating Portfolio (“SHOP”)	(2.1%)	(3.5%)
Office	1.7%	1.9%
Total Company	1.2%	0.2%

  Fourth quarter year-over-year changes in the Company’s same-store property results were driven by:
    NNN portfolio: Growth was due largely to in-place lease escalations.
    SHOP portfolio: Performance was in-line with expectations and driven by the elevated number of new community openings in select markets.
    Office portfolio: Growth was principally due to continued strength in Research & Innovation (“R&I”) properties. In the Medical Office Building (“MOB”) segment, in-place lease escalations and strong tenant retention were offset by lower occupancy from elevated 2018 lease expirations and the timing of new leasing.

2018 Capital Allocation and Balance Sheet Excellence

R&I Excellence: Expanded Accretive Development Pipeline, New Acquisition Activity, Leasing Progress and Awards

  Expanded R&I Pipeline: As announced separately today, Ventas’s R&I development pipeline (the “R&I Pipeline”) with leading universities exceeds $1.5 billion. The R&I Pipeline will be developed through the Company’s exclusive relationship with leading university-focused developer Wexford Science & Technology, which has been extended for a 10-year term to 2029. The R&I Pipeline includes a new $77 million development commitment at highly rated Arizona State University (“ASU”) (Moody’s Aa2) that is 50 percent pre-leased by ASU for biomedical-focused academic and commercial research space. On a pro forma basis, including the R&I Pipeline, Ventas’s investments in its R&I business will reach over $3.5 billion.
  R&I Transactions: In addition to the new ASU development commitment noted above, the Company acquired a $26 million R&I property in the University City sub-market of Philadelphia that is 100 percent leased and principally occupied by Drexel University (Moody’s: A3) for lab space.
  R&I Fourth Quarter Leasing Highlights:
    Signed a 25-year lease with Yale University (“Yale”) for 250,000 square feet at 100 College Street, increasing Ventas’s relationship with Yale, enhancing its tenant credit and extending the weighted average lease term of the building. Yale is replacing Alexion Pharmaceuticals in the space.
    Signed a new lease with Washington University at Ventas’s 4220 Duncan property, making it 100 percent leased within one year of opening.
  R&I Development Awards: Ventas’s recently stabilized 4220 Duncan at Washington University achieved LEED Gold status, and South Street Landing at Brown University was awarded the TOBY award for the best historical building in 2018 by BOMA Boston.

Fourth Quarter Acquisition Highlights: Ventas completed the $194 million acquisition of Brookdale Battery Park, an irreplaceable seniors housing community in Manhattan, and acquired five MOBs, predominately on the West Coast, with Pacific Medical Buildings (“PMB”) and Ardent Health Services.

Full Year Capital Recycling: Ventas sold properties and received final repayments on loans receivable in 2018 for proceeds of $1.3 billion at a blended GAAP yield exceeding eight percent, with proceeds used to repay debt and fund investments.

Extended Exclusive MOB Relationship with PMB: Ventas extended its exclusive MOB development relationship with PMB for a 10-year term. PMB has nearly 50 years of experience developing world-class outpatient facilities with top U.S. health systems. Ventas will continue to enhance its portfolio by investing in newly developed, high-quality MOB assets in attractive markets, as highlighted by the Company’s trophy Sutter development in San Francisco opening in early 2019.

Mutually Beneficial Agreements with Brookdale Senior Living (“Brookdale”): The Company combined and extended its leases with Brookdale to 2026. Ventas’s triple-net seniors housing weighted average lease term is now over eight years.

Significant Financial Strength Positioned for Growth

  $3.4 Billion in Debt Refinancing and Repayment: Ventas significantly improved its maturity profile throughout 2018, increasing its debt duration by nearly one year to seven years. The Company now has only a modest 10 percent of its total debt (and only three percent of its debt as a percentage of enterprise value) maturing over the next three years. This represents a 22 percentage point improvement from year-end 2017 and was achieved in 2018 by:

1. Refinancing and/or repaying more than $2.5 billion in debt since December 31, 2017

2. Renewing and extending a $900 million term loan

3. Proactively issuing $1.4 billion in 10 year senior notes

  The Company’s financial strength was robust at quarter end, including a sector-leading net debt to Adjusted Pro Forma EBITDA ratio of 5.6x and fixed charge coverage ratio of 4.6x.
  In January 2019, Ventas announced a new $1 billion commercial paper program intended to cost effectively supplement the Company’s working capital capacity. Ventas maintains its existing $3 billion revolving credit facility and other credit facilities, together providing the company robust liquidity to ensure financial flexibility.

People & Culture Will Drive Continued Success

  Demonstrated Leadership Excellence, Strengthened Best-in-Class Team and Commitment to Environmental, Social and Governance (“ESG”) Principles
    Ventas Chairman and CEO, Debra A. Cafaro, was again recognized as a top global CEO and leader in the real estate and healthcare industries in 2018. Recognitions include:
      Harvard Business Review Top 100 Best Performing CEOs in the World (fifth consecutive year)
      Modern Healthcare 100 Most Influential People in Healthcare, the only real estate representative on this prestigious list
      Named Chair of the Real Estate Roundtable, a public policy organization that brings together leaders of the nation’s top real estate firms to address key national policy issues related to real estate and the overall economy
      A Lifetime Achievement Award from The American Seniors Housing Association (ASHA)
    Robert F. Probst, Executive Vice President and Chief Financial Officer of Ventas, was awarded the 2019 Chicago Public Company CFO of the Year by the Financial Executives International (FEI) Chicago Chapter.
    Ventas made significant achievements in 2018 in advancing its leadership position and investment in ESG matters, including publishing its inaugural Corporate Sustainability Report. Other recognitions include:
      Nareit’s 2018 Healthcare “Leader in the Light” for the second consecutive year and third time
      Inclusion in the Dow Jones Sustainability IndexTM for North America for the second consecutive year
      #1 ranked healthcare REIT in the GRESB real estate ESG assessment
  In January, Ventas announced two key appointments to its senior leadership team. Bhavana Devulapally, Chief Information Officer and Senior Vice President, will lead Ventas’s technology team, overseeing the development and implementation of strategy for the Company’s information systems. Juan Sanabria, Vice President of Investor Relations, will be the principal liaison with the equity market and analysts.

First Quarter Dividend

The Company’s Board of Directors declared a dividend for the first quarter 2019 of $0.7925 per share. The dividend is payable in cash on April 12, 2019 to stockholders of record on April 1, 2019.

2019 Guidance

Ventas expects 2019 per share normalized FFO, Nareit FFO and net income attributable to common stockholders, and same-store cash NOI growth, to range as follows:

	FY 2019 Guidance
	Per Share
	Low		High

Net Income Attributable to Common Stockholders	$1.23	-	$1.38
Nareit FFO	$3.70	-	$3.82
Normalized FFO	$3.75	-	$3.85

	FY 2019 Projected
	Same-Store Cash NOI Growth
	Low		High

NNN	0.5%	-	1.5%
SHOP	(3%)	-	0%
Office	1.5%	-	2.5%
Total Company	0%		1%

Ventas’s 2019 normalized FFO per share guidance also assumes $500 million of disposition transactions and receipt of loan repayments in 2019, including the previously announced Brookdale asset sales, with proceeds being used to fund $500 million in development and redevelopment projects, mostly in accelerating the Company’s exciting university-based research and innovation development pipeline. These capital recycling activities have near-term impacts on FFO growth in 2019, but will deliver high-quality and accretive long-term cash flow growth. Guidance also includes $0.02 per share in incremental leasing costs from changes in accounting standards.

The 2019 outlook assumes no acquisitions and 361 million weighted average fully-diluted shares. Ventas expects leverage, as measured by net debt to Adjusted Pro Forma EBITDA, to remain stable year-over-year in 2019.

A reconciliation of the Company’s 2019 guidance to the Company’s projected GAAP measures is included in this press release. The Company’s 2019 guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

Fourth Quarter and Full Year 2018 Conference Call

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (844) 776-7841 (or +1 (661) 378-9542 for international callers). The participant passcode is “Ventas.” The conference call is being webcast live by NASDAQ OMX and can be accessed at the Company’s website at www.ventasreit.com. A replay of the webcast will be available following the call online, or by calling (855) 859-2056 (or +1 (404) 537-3406 for international callers), passcode 3853609, beginning at approximately 2:00 p.m. Eastern Time and will remain for 36 days.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of approximately 1,200 assets in the United States, Canada and the United Kingdom consists of seniors housing communities, medical office buildings, university-based research and innovation centers, inpatient rehabilitation and long-term acute care facilities, health systems and skilled nursing facilities. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. References to “Ventas” or the “Company” mean Ventas, Inc. and its consolidated subsidiaries unless otherwise expressly noted. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

The Company routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission (“SEC”) filings, public conference calls, webcasts and the Company’s website at www.ventasreit.com/investor-relations. The information that the Company posts to its website may be deemed to be material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts. Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/annual-reports---supplemental-information. A comprehensive listing of the Company’s properties is available at www.ventasreit.com/our-portfolio/properties-by-stateprovince.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger or acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the SEC. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition, including new construction in the markets in which the Company’s seniors housing communities and medical office buildings (“MOBs”) are located; (f) the extent and effect of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of the London Inter-bank Offered Rate after 2021; (h) the ability of the Company’s tenants, operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2018 and for the year ending December 31, 2019; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (p) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of damage to the Company’s properties from catastrophic weather and other natural events and the physical effects of climate change; (s) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (t) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs and to retain key personnel; (u) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (v) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (w) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (x) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (y) consolidation activity in the seniors housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (z) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; and (aa) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017

Assets
Real estate investments:
Land and improvements	$2,114,406	$2,115,870	$2,124,231	$2,135,662	$2,151,386
Buildings and improvements	22,437,243	22,188,578	22,065,202	22,078,454	22,216,942
Construction in progress	422,334	395,072	408,313	380,064	344,151
Acquired lease intangibles	1,502,955	1,506,269	1,510,698	1,532,223	1,548,074
	26,476,938	26,205,789	26,108,444	26,126,403	26,260,553
Accumulated depreciation and amortization	(6,383,281)	(6,185,155)	(5,972,774)	(5,789,422)	(5,638,099)
Net real estate property	20,093,657	20,020,634	20,135,670	20,336,981	20,622,454
Secured loans receivable and investments, net	495,869	527,851	526,553	1,212,519	1,346,359
Investments in unconsolidated real estate entities	48,378	48,478	101,490	102,544	123,639
Net real estate investments	20,637,904	20,596,963	20,763,713	21,652,044	22,092,452
Cash and cash equivalents	72,277	86,107	93,684	92,543	81,355
Escrow deposits and restricted cash	59,187	62,440	64,419	71,039	106,898
Goodwill	1,050,548	1,045,877	1,034,274	1,035,248	1,034,644
Assets held for sale	5,454	24,180	15,567	62,534	65,413
Other assets	759,185	782,386	727,477	580,102	573,779
Total assets	$22,584,555	$22,597,953	$22,699,134	$23,493,510	$23,954,541

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$10,733,699	$10,478,455	$10,402,897	$11,039,812	$11,276,062
Accrued interest	99,667	76,883	93,112	77,764	93,958
Accounts payable and other liabilities	1,086,030	1,134,898	1,133,902	1,134,570	1,183,489
Liabilities related to assets held for sale	205	14,790	896	60,023	60,265
Deferred income taxes	205,219	236,616	240,941	244,742	250,092
Total liabilities	12,124,820	11,941,642	11,871,748	12,556,911	12,863,866

Redeemable OP Unitholder and noncontrolling interests	188,141	143,242	149,817	132,555	158,490

Commitments and contingencies

Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 356,572; 356,468; 356,412; 356,317; and 356,187 shares issued at December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018, and December 31, 2017, respectively	89,125	89,100	89,085	89,062	89,029
Capital in excess of par value	13,076,528	13,081,324	13,068,399	13,080,220	13,053,057
Accumulated other comprehensive loss	(19,582)	(7,947)	(10,861)	(14,474)	(35,120)
Retained earnings (deficit)	(2,930,214)	(2,709,293)	(2,529,102)	(2,413,440)	(2,240,698)
Treasury stock, 0; 6; 11; 11; and 1 shares at December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018, and December 31, 2017, respectively	—	(345)	(573)	(553)	(42)
Total Ventas stockholders’ equity	10,215,857	10,452,839	10,616,948	10,740,815	10,866,226
Noncontrolling interests	55,737	60,230	60,621	63,229	65,959
Total equity	10,271,594	10,513,069	10,677,569	10,804,044	10,932,185
Total liabilities and equity	$22,584,555	$22,597,953	$22,699,134	$23,493,510	$23,954,541

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues
Rental income:
Triple-net leased	$189,168	$205,176	$737,796	$840,131
Office	195,540	191,826	776,011	753,467
	384,708	397,002	1,513,807	1,593,598
Resident fees and services	517,175	457,101	2,069,477	1,843,232
Office building and other services revenue	2,511	3,896	13,416	13,677
Income from loans and investments	18,512	32,109	124,218	117,608
Interest and other income	357	5,180	24,892	6,034
Total revenues	923,263	895,288	3,745,810	3,574,149
Expenses
Interest	110,524	111,951	442,497	448,196
Depreciation and amortization	244,276	232,650	919,639	887,948
Property-level operating expenses:
Senior living	366,148	313,769	1,446,201	1,250,065
Office	61,017	58,279	243,679	233,007
	427,165	372,048	1,689,880	1,483,072
Office building services costs	338	1,683	1,418	3,391
General, administrative and professional fees	38,475	34,930	151,982	135,490
Loss (gain) on extinguishment of debt, net	7,843	(102)	58,254	754
Merger-related expenses and deal costs	4,259	1,632	30,547	10,535
Other	58,877	3,986	66,768	20,052
Total expenses	891,757	758,778	3,360,985	2,989,438
Income before unconsolidated entities, real estate dispositions, income taxes, discontinued operations and noncontrolling interests	31,506	136,510	384,825	584,711
Loss from unconsolidated entities	(7,208)	(4,355)	(55,034)	(561)
Gain on real estate dispositions	10,354	214,985	46,247	717,273
Income tax benefit	28,650	46,680	39,953	59,799
Income from continuing operations	63,302	393,820	415,991	1,361,222
Discontinued operations	—	(15)	(10)	(110)
Net income	63,302	393,805	415,981	1,361,112
Net income attributable to noncontrolling interests	1,029	1,251	6,514	4,642
Net income attributable to common stockholders	$62,273	$392,554	$409,467	$1,356,470
Earnings per common share
Basic:
Income from continuing operations	$0.18	$1.11	$1.17	$3.83
Net income attributable to common stockholders	0.17	1.10	1.15	3.82
Diluted:
Income from continuing operations	$0.18	$1.10	$1.16	$3.80
Net income attributable to common stockholders	0.17	1.09	1.14	3.78

Weighted average shares used in computing earnings per common share
Basic	356,389	355,966	356,265	355,326
Diluted	359,989	359,184	359,301	358,566

Dividends declared per common share	$0.7925	$0.79	$3.1625	$3.115

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Revenues
Rental income:
Triple-net leased	$189,168	$190,117	$167,870	$190,641	$205,176
Office	195,540	193,911	192,392	194,168	191,826
	384,708	384,028	360,262	384,809	397,002
Resident fees and services	517,175	518,560	518,989	514,753	457,101
Office building and other services revenue	2,511	3,288	4,289	3,328	3,896
Income from loans and investments	18,512	18,108	56,417	31,181	32,109
Interest and other income	357	12,554	2,347	9,634	5,180
Total revenues	923,263	936,538	942,304	943,705	895,288

Expenses
Interest	110,524	107,581	113,029	111,363	111,951
Depreciation and amortization	244,276	218,579	223,634	233,150	232,650
Property-level operating expenses:
Senior living	366,148	366,721	361,112	352,220	313,769
Office	61,017	61,668	60,301	60,693	58,279
	427,165	428,389	421,413	412,913	372,048
Office building services costs	338	431	534	115	1,683
General, administrative and professional fees	38,475	39,677	36,656	37,174	34,930
Loss (gain) on extinguishment of debt, net	7,843	39,527	(93)	10,977	(102)
Merger-related expenses and deal costs	4,259	4,458	4,494	17,336	1,632
Other	58,877	1,244	3,527	3,120	3,986
Total expenses	891,757	839,886	803,194	826,148	758,778

Income before unconsolidated entities, real estate dispositions, income taxes, discontinued operations and noncontrolling interests	31,506	96,652	139,110	117,557	136,510
Loss from unconsolidated entities	(7,208)	(716)	(6,371)	(40,739)	(4,355)
Gain on sale of real estate dispositions	10,354	18	35,827	48	214,985
Income tax benefit	28,650	7,327	734	3,242	46,680
Income from continuing operations	63,302	103,281	169,300	80,108	393,820
Discontinued operations	—	—	—	(10)	(15)
Net income	63,302	103,281	169,300	80,098	393,805
Net income attributable to noncontrolling interests	1,029	1,309	2,781	1,395	1,251
Net income attributable to common stockholders	$62,273	$101,972	$166,519	$78,703	$392,554

Earnings per common share
Basic:
Income from continuing operations	$0.18	$0.29	$0.48	$0.22	$1.11
Net income attributable to common stockholders	0.17	0.29	0.47	0.22	1.10
Diluted:
Income from continuing operations	$0.18	$0.29	$0.47	$0.22	$1.10
Net income attributable to common stockholders	0.17	0.28	0.46	0.22	1.09

Weighted average shares used in computing earnings per common share
Basic	356,389	356,318	356,228	356,112	355,966
Diluted	359,989	359,355	359,000	358,853	359,184

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Years Ended
	December 31,
	2018	2017
Cash flows from operating activities:
Net income	$415,981	$1,361,112
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	919,639	887,948
Amortization of deferred revenue and lease intangibles, net	(30,660)	(20,537)
Other non-cash amortization	18,886	16,058
Stock-based compensation	29,963	26,543
Straight-lining of rental income, net	13,396	(23,134)
Loss on extinguishment of debt, net	58,254	754
Gain on real estate dispositions	(46,247)	(717,273)
Gain on real estate loan investments	(13,202)	(124)
Income tax benefit	(43,026)	(63,599)
Loss from unconsolidated entities	55,034	3,588
Gain on re-measurement of equity interest upon acquisition, net	—	(3,027)
Distributions from unconsolidated entities	2,934	4,676
Real estate impairments related to natural disasters	52,510	4,616
Other	3,720	4,624
Changes in operating assets and liabilities:
Increase in other assets	(23,198)	(29,282)
Increase in accrued interest	4,992	11,068
Decrease in accounts payable and other liabilities	(37,509)	(35,259)
Net cash provided by operating activities	1,381,467	1,428,752
Cash flows from investing activities:
Net investment in real estate property	(265,907)	(664,684)
Investment in loans receivable	(229,534)	(748,119)
Proceeds from real estate disposals	353,792	859,874
Proceeds from loans receivable	911,540	101,097
Development project expenditures	(330,876)	(299,085)
Capital expenditures	(131,858)	(132,558)
Distributions from unconsolidated entities	57,455	6,169
Investment in unconsolidated entities	(47,007)	(61,220)
Insurance proceeds for property damage claims	6,891	1,419
Net cash provided by (used in) investing activities	324,496	(937,107)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	321,463	384,783
Proceeds from debt	2,549,473	1,111,649
Repayment of debt	(3,465,579)	(1,369,084)
Purchase of noncontrolling interests	(4,724)	(15,809)
Payment of deferred financing costs	(20,612)	(27,297)
Issuance of common stock, net	—	73,596
Cash distribution to common stockholders	(1,127,143)	(827,285)
Cash distribution to redeemable OP Unitholders	(7,459)	(5,677)
Cash issued for redemption of OP and Class C Units	(1,370)	—
Contributions from noncontrolling interests	1,883	4,402
Distributions to noncontrolling interests	(11,574)	(11,187)
Other	3,705	10,582
Net cash used in financing activities	(1,761,937)	(671,327)
Net decrease in cash, cash equivalents and restricted cash	(55,974)	(179,682)
Effect of foreign currency translation	(815)	581
Cash, cash equivalents and restricted cash at beginning of period	188,253	367,354
Cash, cash equivalents and restricted cash at end of period	$131,464	$188,253

Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$94,280	$425,906
Other assets	5,398	(3,716)
Debt	30,508	75,231
Other liabilities	18,086	70,878
Deferred income tax liability	922	(14,869)
Noncontrolling interests	2,591	4,202
Equity issued	30,487	—
Equity issued for redemption of OP and Class C Units	907	24,002

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Cash flows from operating activities:
Net income	$63,302	$103,281	$169,300	$80,098	$393,805
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	244,276	218,579	223,634	233,150	232,650
Amortization of deferred revenue and lease intangibles, net	(4,659)	(2,164)	(19,972)	(3,865)	(4,254)
Other non-cash amortization	5,359	4,877	4,873	3,777	4,872
Stock-based compensation	9,202	6,488	7,149	7,124	6,620
Straight-lining of rental income, net	(6,587)	(8,102)	31,707	(3,622)	(5,750)
Loss (gain) on extinguishment of debt, net	7,843	39,527	(93)	10,977	(102)
Gain on real estate dispositions	(10,354)	(18)	(35,827)	(48)	(214,985)
(Gain) loss on real estate loan investments	—	—	(13,211)	9	—
Income tax benefit	(29,562)	(8,147)	(1,642)	(3,675)	(47,980)
Loss from unconsolidated entities	7,208	716	6,371	40,739	4,355
Distributions from unconsolidated entities	200	100	1,245	1,389	767
Real estate impairments related to natural disasters	52,510	—	—	—	—
Other	3,330	(734)	1,214	(90)	1,801
Changes in operating assets and liabilities:
Decrease (increase) in other assets	11,681	(47,655)	7,513	5,263	(7,670)
Increase (decrease) in accrued interest	22,500	(16,004)	15,020	(16,524)	(1,620)
(Decrease) increase in accounts payable and other liabilities	(12,404)	16,542	5,036	(46,683)	(15,982)
Net cash provided by operating activities	363,845	307,286	402,317	308,019	346,527
Cash flows from investing activities:
Net investment in real estate property	(230,107)	(23,543)	(807)	(11,450)	(318,193)
Investment in loans receivable	(17,445)	(535)	(207,173)	(4,381)	(14,086)
Proceeds from real estate disposals	22,549	19,000	136,873	175,370	245,121
Proceeds from loans receivable	45,227	216	723,003	143,094	16,736
Development project expenditures	(100,528)	(74,666)	(81,793)	(73,889)	(88,662)
Capital expenditures	(58,833)	(30,996)	(21,412)	(20,617)	(49,171)
Distributions from unconsolidated entities	25	50,638	6,792	—	353
Investment in unconsolidated entities	(1,901)	(5,073)	(932)	(39,101)	(18,821)
Insurance proceeds for property damage claims	564	3,998	802	1,527	26
Net cash (used in) provided by investing activities	(340,449)	(60,961)	555,353	170,553	(226,697)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	280,171	239,018	(471,569)	273,843	45
Proceeds from debt	137,053	1,662,104	11,797	738,519	53,212
Repayment of debt	(171,475)	(1,862,217)	(214,769)	(1,217,118)	(143,559)
Purchase of noncontrolling interests	(2,295)	—	(2,429)	—	—
Payment of deferred financing costs	(4,029)	(10,235)	(30)	(6,318)	(871)
Cash distribution to common stockholders	(281,895)	(281,853)	(281,760)	(281,635)	—
Cash distribution to redeemable OP Unitholders	(1,865)	(1,850)	(1,886)	(1,858)	—
Cash issued for redemption of OP and Class C Units	—	(395)	(320)	(655)	—
Contributions from noncontrolling interests	1,383	500	—	—	—
Distributions to noncontrolling interests	(1,606)	(2,160)	(4,469)	(3,339)	(1,939)
Other	4,441	1,259	2,692	(4,687)	39
Net cash used in financing activities	(40,117)	(255,829)	(962,743)	(503,248)	(93,073)
Net (decrease) increase in cash, cash equivalents and restricted cash	(16,721)	(9,504)	(5,073)	(24,676)	26,757
Effect of foreign currency translation	(362)	(52)	(406)	5	(89)
Cash, cash equivalents and restricted cash at beginning of period	148,547	158,103	163,582	188,253	161,585
Cash, cash equivalents and restricted cash at end of period	$131,464	$148,547	$158,103	$163,582	$188,253

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(In thousands)
	For the Quarters Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Supplemental schedule of non-cash activities:
Assets acquired and liabilities assumed from acquisitions and other:
Real estate investments	$65,174	$190	$6	$28,910	$219,135
Other assets	1,286	—	—	4,112	1,830
Debt	30,508	—	—	—	10,602
Other liabilities	1,952	190	6	15,938	6,788
Deferred income tax liability	922	—	—	—	1,247
Noncontrolling interests	2,591	—	—	—	575
Equity issued	30,487	—	—	—	—
Equity issued for redemption of OP and Class C Units	641	—	—	266	1,308

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) and Funds Available for Distribution (FAD)(1)
(Dollars in thousands, except per share amounts)

								FY
								YOY
	2017		2018					Growth
	Q4	FY	Q1	Q2	Q3	Q4	FY	'17-'18
Net income attributable to common stockholders	$392,554	$1,356,470	$78,703	$166,519	$101,972	$62,273	$409,467	(70%)
Net income attributable to common stockholders per share	$1.09	$3.78	$0.22	$0.46	$0.28	$0.17	$1.14	(70%)
Adjustments:
Depreciation and amortization on real estate assets	230,996	881,088	231,495	222,092	217,116	242,834	913,537
Depreciation on real estate assets related to noncontrolling interests	(1,842)	(7,565)	(1,811)	(1,776)	(1,718)	(1,621)	(6,926)
Depreciation on real estate assets related to unconsolidated entities	731	4,231	1,030	302	723	(78)	1,977
Impairment on equity method investment	—	—	35,708	—	—	—	35,708
Gain on re-measurement of equity interest upon acquisition, net	—	(3,027)	—	—	—	—	—
Gain on real estate dispositions	(214,985)	(717,273)	(48)	(35,827)	(18)	(10,354)	(46,247)
Gain on real estate dispositions related to noncontrolling interests	—	18	—	1,508	—	—	1,508
Gain on real estate dispositions related to unconsolidated entities	(12)	(1,057)	—	—	(875)	—	(875)
Subtotal: FFO add-backs	14,888	156,415	266,374	186,299	215,228	230,781	898,682
Subtotal: FFO add-backs per share	$0.04	$0.44	$0.74	$0.52	$0.60	$0.64	$2.50
FFO (NAREIT) attributable to common stockholders	$407,442	$1,512,885	$345,077	$352,818	$317,200	$293,054	$1,308,149	(14%)
FFO (NAREIT) attributable to common stockholders per share	$1.13	$4.22	$0.96	$0.98	$0.88	$0.81	$3.64	(14%)

Adjustments:
Change in fair value of financial instruments	81	(41)	(91)	45	42	(14)	(18)
Non-cash income tax benefit	(6,768)	(22,387)	(3,675)	(1,642)	(8,166)	(4,944)	(18,427)
Impact of tax reform	(36,539)	(36,539)	—	—	—	(24,618)	(24,618)
(Gain) loss on extinguishment of debt, net	(97)	839	10,987	4,707	39,489	7,890	63,073
(Gain) loss on non-real estate dispositions related to unconsolidated entities	(5)	(39)	4	—	(16)	10	(2)
Merger-related expenses, deal costs and re-audit costs	1,917	14,823	19,245	7,540	4,985	6,375	38,145
Amortization of other intangibles	327	1,458	328	190	121	120	759
Other items related to unconsolidated entities	1,489	3,188	2,847	878	632	678	5,035
Non-cash charges related to lease terminations	—	—	—	21,299	—	—	21,299
Non-cash impact of changes to equity plan	1,371	5,453	1,581	1,292	448	1,509	4,830
Natural disaster expenses (recoveries), net	1,791	11,601	(383)	79	93	64,041	63,830
Subtotal: normalized FFO add-backs	(36,433)	(21,644)	30,843	34,388	37,628	51,047	153,906
Subtotal: normalized FFO add-backs per share	$(0.10)	$(0.06)	$0.09	$0.10	$0.10	$0.14	$0.43
Normalized FFO attributable to common stockholders	$371,009	$1,491,241	$375,920	$387,206	$354,828	$344,101	$1,462,055	(2%)
Normalized FFO attributable to common stockholders per share	$1.03	$4.16	$1.05	$1.08	$0.99	$0.96	$4.07	(2%)

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(4,254)	(20,537)	(3,865)	(2,992)	(2,164)	(4,659)	(13,680)
Other non-cash amortization, including fair market value of debt	4,872	16,058	3,777	4,873	4,877	5,359	18,886
Stock-based compensation	5,249	21,090	5,543	5,857	6,040	7,693	25,133
Straight-lining of rental income, net	(5,750)	(23,134)	(3,622)	(6,572)	(8,102)	(6,587)	(24,883)
Subtotal: non-cash items included in normalized FFO	117	(6,523)	1,833	1,166	651	1,806	5,456
Capital expenditures	(49,812)	(138,778)	(22,233)	(23,584)	(33,576)	(60,667)	(140,060)
Normalized FAD attributable to common stockholders	$321,314	$1,345,940	$355,520	$364,788	$321,903	$285,240	$1,327,451	(1%)
Merger-related expenses, deal costs and re-audit costs	(1,917)	(14,823)	(19,245)	(7,540)	(4,985)	(6,375)	(38,145)
Other items related to unconsolidated entities	(1,489)	(3,188)	(2,847)	(878)	(632)	(678)	(5,035)
FAD attributable to common stockholders	$317,908	$1,327,929	$333,428	$356,370	$316,286	$278,187	$1,284,271	(3%)
Weighted average diluted shares	359,184	358,566	358,853	359,000	359,355	359,989	359,301

[1] Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any. Per share amounts may not add to total per share amounts due to rounding.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers FFO, normalized FFO, FAD and normalized FAD to be appropriate supplemental measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO. NAREIT defines FFO as net income attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property, including gains or losses on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan, derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement and non-cash charges related to lease terminations; (d) the financial impact of contingent consideration, severance-related costs and charitable donations made to the Ventas Charitable Foundation; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other unusual items related to unconsolidated entities; (g) expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements and related matters; and (h) net expenses or recoveries related to natural disasters. Normalized FAD represents normalized FFO excluding non-cash components, which include straight-line rental adjustments, and deducting capital expenditures, including certain tenant allowances and leasing commissions. FAD represents normalized FAD after subtracting merger-related expenses, deal costs and re-audit costs and other unusual items related to unconsolidated entities.

FFO, normalized FFO, FAD and normalized FAD presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO, normalized FFO, FAD and normalized FAD should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company has historically reconciled FFO, normalized FFO, FAD and normalized FAD to income from continuing operations because it provides insight into the Company’s continuing operations, but, in light of recent SEC regulations that changed the presentation of statements of income, the Company now believes that net income attributable to common stockholders is the most comparable GAAP measure. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO, FAD and normalized FAD should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
EPS, FFO and FAD Guidance Attributable to Common Stockholders (1,2)
(Dollars in millions, except per share amounts)

	Tentative / Preliminary and Subject to Change
	FY2019 - Guidance		FY2019 - Per Share
	Low	High	Low	High

Net Income Attributable to Common Stockholders	$442	$496	$1.23	$1.38

Depreciation and Amortization Adjustments	900	930	2.50	2.58
Gain on Real Estate Dispositions	(10)	(50)	(0.03)	(0.14)
Other Adjustments [3]	1	—	—	—

FFO (NAREIT) Attributable to Common Stockholders	$1,333	$1,376	$3.70	$3.82

Merger-Related Expenses, Deal Costs and Re-Audit Costs	15	10	0.04	0.03
Loss on Extinguishment of Debt, Net	5	1	0.01	0.00
Natural Disaster Expenses (Recoveries), Net	—	—	—	—
Other Adjustments [3]	(1)	2	(0.00)	0.01

Normalized FFO Attributable to Common Stockholders	$1,352	$1,389	$3.75	$3.85
% Year-Over-Year Growth			(10%)	(7%)

Non-Cash Items Included in Normalized FFO	11	7
Capital Expenditures	(146)	(156)

Normalized FAD Attributable to Common Stockholders	$1,217	$1,240

Merger-Related Expenses, Deal Costs and Re-Audit Costs	(15)	(10)
Other Adjustments [3]	(3)	(2)

FAD Attributable to Common Stockholders	$1,199	$1,228

Weighted Average Diluted Shares (in millions)	361	361

[1]

The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.

[2]

Per share quarterly amounts may not add to annual per share amounts due to changes in the Company's weighted average diluted share count, if any. Totals may not add due to minor corporate-level adjustments.

[3]	See table titled “Funds From Operations (FFO) and Funds Available for Distribution (FAD)” for detailed breakout of adjustments for each respective category.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA
(Dollars in thousands)

The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, consolidated joint venture partners’ share of EBITDA, merger-related expenses and deal costs, expenses related to the re-audit and re-review in 2014 of the Company’s historical financial statements, net gains or losses on real estate activity, gains or losses on re-measurement of equity interest upon acquisition, changes in the fair value of financial instruments, unrealized foreign currency gains or losses, net expenses or recoveries related to natural disasters and non-cash charges related to lease terminations, and including the Company’s share of EBITDA from unconsolidated entities and adjustments for other immaterial or identified items (“Adjusted EBITDA”).

The following information considers the pro forma effect on Adjusted EBITDA of the Company’s activity during the three months ended December 31, 2018, as if the transactions had been consummated as of the beginning of the period (“Adjusted Pro Forma EBITDA”).

The Company believes that net debt, Adjusted Pro Forma EBITDA and net debt to Adjusted Pro Forma EBITDA are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

For the Three Months Ended December 31, 2018:

Net income attributable to common stockholders	$62,273
Adjustments:
Interest	110,524
Loss on extinguishment of debt, net	7,843
Taxes (including tax amounts in general, administrative and professional fees)	(28,642)
Depreciation and amortization	244,276
Non-cash stock-based compensation expense	9,202
Merger-related expenses, deal costs and re-audit costs	4,322
Net income attributable to noncontrolling interests, net of consolidated joint venture partners’ share of EBITDA	(2,960)
Loss from unconsolidated entities, net of Ventas share of EBITDA from unconsolidated entities	18,310
Gain on real estate dispositions	(10,354)
Unrealized foreign currency gains	(349)
Change in fair value of financial instruments	(28)
Natural disaster expenses (recoveries), net	54,895
Adjusted EBITDA	469,312
Pro forma adjustments for current period activity	3,384
Adjusted Pro Forma EBITDA	$472,696

Adjusted Pro Forma EBITDA annualized	$1,890,784

As of December 31, 2018:

Total debt	$10,733,699
Cash	(72,277)
Restricted cash pertaining to debt	(28,669)
Consolidated joint venture partners’ share of debt	(100,944)
Ventas share of debt from unconsolidated entities	40,753
Net debt	$10,572,562

Net debt to Adjusted Pro Forma EBITDA	5.6	x

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Operating Income (NOI) and Same-Store Cash NOI by Segment
(Dollars in thousands)

The Company considers NOI and same-store cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis. The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and office building services costs. In the case of NOI, cash receipts may differ due to straight-line recognition of certain rental income and the application of other GAAP policies. The Company has historically reconciled NOI and same-store cash NOI to income from continuing operations because it provides insight into the Company’s continuing operations, but, in light of recent SEC regulations that changed the presentation of statements of income, the Company now believes that net income attributable to common stockholders is the most comparable GAAP measure for both NOI and same-store cash NOI. The Company defines same-store as properties owned, consolidated, operational and reported under a consistent business model for the full period in both comparison periods, and excluding assets intended for disposition and for SHOP, those properties that transitioned operators after the start of the prior comparison period, and for office operations, assets that experience a significant disruption in operations and redevelopment assets. To normalize for exchange rate movements, all same-store cash NOI measures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

		Seniors Housing
	Triple-Net	Operating	Office	Non-Segment	Total

For the Three Months Ended December 31, 2018:
Net income attributable to common stockholders					$62,273
Adjustments:
Interest and other income					(357)
Interest					110,524
Depreciation and amortization					244,276
General, administrative and professional fees					38,475
Loss on extinguishment of debt, net					7,843
Merger-related expenses and deal costs					4,259
Other					58,877
Loss from unconsolidated entities					7,208
Gain on real estate dispositions					(10,354)
Income tax benefit					(28,650)
Net income attributable to noncontrolling interests					1,029
Reported segment NOI	$189,168	$151,027	$135,992	$19,216	$495,403
Adjustments:
Modification fee	100	—	—	—	100
Normalizing adjustment for technology costs	—	(2)	—	—	(2)
NOI not included in same-store	(4,261)	(17,405)	(9,105)	—	(30,771)
Straight-lining of rental income	(2,710)	—	(3,876)	—	(6,586)
Non-cash rental income	(895)	—	(3,689)	—	(4,584)
Non-segment NOI	—	—	—	(19,216)	(19,216)
Same-store cash NOI (constant currency)	$181,402	$133,620	$119,322	$—	$434,344
YOY growth ‘17 - ‘18	2.1%	(3.5%)	1.9%		0.2%
For the Three Months Ended December 31, 2017:
Net income attributable to common stockholders					$392,554
Adjustments:
Interest and other income					(5,180)
Interest					111,951
Depreciation and amortization					232,650
General, administrative and professional fees					34,930
Gain on extinguishment of debt, net					(102)
Merger-related expenses and deal costs					1,632
Other					3,986
Loss from unconsolidated entities					4,355
Gain on real estate dispositions					(214,985)
Income tax benefit					(46,680)
Discontinued operations					15
Net income attributable to noncontrolling interests					1,251
Reported segment NOI	$206,301	$143,332	$134,014	$32,730	$516,377
Adjustments:
Normalizing adjustment for technology costs	—	310	—	—	310
NOI not included in same-store	(24,755)	(4,444)	(11,372)	—	(40,571)
Straight-lining of rental income	(608)	—	(5,142)	—	(5,750)
Non-cash rental income	(3,007)	—	(351)	—	(3,358)
Non-segment NOI	—	—	—	(32,730)	(32,730)
NOI impact from change in FX	(182)	(737)	—	—	(919)
Same-store cash NOI (constant currency)	$177,749	$138,461	$117,149	$—	$433,359

		Seniors Housing
	Triple-Net	Operating	Office	Non-Segment	Total

For the Year Ended December 31, 2018:
Net income attributable to common stockholders					$409,467
Adjustments:
Interest and other income					(24,892)
Interest					442,497
Depreciation and amortization					919,639
General, administrative and professional fees					151,982
Loss on extinguishment of debt, net					58,254
Merger-related expenses and deal costs					30,547
Other					66,768
Loss from unconsolidated entities					55,034
Gain on real estate dispositions					(46,247)
Income tax benefit					(39,953)
Discontinued operations					10
Net income attributable to noncontrolling interests					6,514
Reported segment NOI	$740,318	$623,276	$538,506	$127,520	$2,029,620

Adjustments:
Modification fee	2,600	—	431	—	3,031
Normalizing adjustment for technology costs	—	648	—	—	648
NOI not included in same-store	(46,188)	(64,624)	(56,290)	—	(167,102)
Straight-lining of rental income	29,638	—	(16,242)	—	13,396
Non-cash rental income	(23,743)	—	(5,057)	—	(28,800)
Non-segment NOI	—	—	—	(127,520)	(127,520)
Same-store cash NOI (constant currency)	$702,625	$559,300	$461,348	$—	$1,723,273
YOY growth ‘17 - ‘18	3.6%	(2.1%)	1.7%		1.2%

For the Year Ended December 31, 2017:
Net income attributable to common stockholders					$1,356,470
Adjustments:
Interest and other income					(6,034)
Interest					448,196
Depreciation and amortization					887,948
General, administrative and professional fees					135,490
Loss on extinguishment of debt, net					754
Merger-related expenses and deal costs					10,535
Other					20,052
Loss from unconsolidated entities					561
Gain on real estate dispositions					(717,273)
Income tax benefit					(59,799)
Discontinued operations					110
Net income attributable to noncontrolling interests					4,642
Reported segment NOI	$844,711	$593,167	$524,566	$119,208	$2,081,652

Adjustments:
Normalizing adjustment for technology costs	—	3,375	—	—	3,375
NOI not included in same-store	(146,690)	(25,311)	(50,353)	—	(222,354)
Straight-lining of rental income	(3,612)	—	(19,521)	—	(23,133)
Non-cash rental income	(16,758)	—	(942)	—	(17,700)
Non-segment NOI	—	—	—	(119,208)	(119,208)
NOI impact from change in FX	746	(33)	—	—	713
Same-store cash NOI (constant currency)	$678,397	$571,198	$453,750	$—	$1,703,345

NON-GAAP FINANCIAL MEASURES RECONCILIATION
NOI and Same-Store Cash NOI by Segment Guidance [1,2]
(Dollars in millions, except per share amounts)

	FY2019 - Guidance
	Tentative / Preliminary and Subject to Change
		Seniors
		Housing
	Triple-Net	Operating	Office	Non-Segment	Total
High End
Net Income Attributable to Common Stockholders					$496
Depreciation and Amortization[3]					941
Interest Expense, G&A, Other Income and Expenses[4]					579
Reported Segment NOI[5]	$765	$631	$556	$69	2,016
Non-Cash and Non-Same-Store Adjustments	(37)	(13)	(67)	(69)	(185)
Same-Store Cash NOI[5]	728	618	489	—	1,831
Percentage Increase	1.5%	0.0%	2.5%	NM	1.0%

Modification Fees	—	—	—	—	—
Adjusted Same-Store Cash NOI[5]	$728	$618	$489	$—	$1,831
Adjusted Percentage Increase	1.9%	0.0%	2.6%	NM	1.2%

Low End
Net Income Attributable to Common Stockholders					$442
Depreciation and Amortization[3]					911
Interest Expense, G&A, Other Income and Expenses[4]					629
Reported Segment NOI[5]	$755	$612	$551	$56	1,982
Non-Cash and Non-Same-Store Adjustments	(34)	(13)	(67)	(56)	(170)
Same-Store Cash NOI[5]	721	599	484	—	1,812
Percentage Increase	0.5%	(3.0%)	1.5%	NM	0.0%

Modification Fees	—	—	—	—	—
Adjusted Same-Store Cash NOI[5]	$721	$599	$484	$—	$1,812
Adjusted Percentage Increase	0.9%	(3.0%)	1.6%	NM	0.2%

Prior Year
Net Income Attributable to Common Stockholders					$409
Depreciation and Amortization[3]					920
Interest Expense, G&A, Other Income and Expenses[4]					701
Reported Segment NOI	$740	$623	$539	$128	2,030
Normalizing Adjustment for Technology Costs[6]	—	1	—	—	1
Non-Cash and Non-Same-Store Adjustments	(22)	(3)	(62)	(128)	(215)
NOI Impact from Change in FX	(1)	(3)	—	—	(4)
Same-Store Cash NOI	717	618	477	—	1,812
Modification Fees	(3)	—	(0)	—	(3)

Adjusted Same-Store Cash NOI	$714	$618	$477	$—	$1,809

	2019
GBP (£) to USD ($)	1.25
USD ($) to CAD (C$)	1.35
[1]	The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
[2]	See tables titled “Net Operating Income (NOI) and Same-Store Cash NOI by Segment” for a detailed breakout of adjustments for each respective category.
[3]	Includes real estate depreciation and amortization, corporate depreciation and amortization, and amortization of other intangibles.
[4]	Includes interest expense, general and administrative expenses (including stock-based compensation), loss on extinguishment of debt, merger-related expenses and deal costs, income from unconsolidated entities, income tax benefit, and other income and expenses.
[5]	Totals may not add across due to minor corporate-level adjustments and rounding.
[6]	Represents costs expensed by one operator related to implementation of new software.

CONTACT:
Juan Sanabria
(877) 4-VENTAS